AMENDMENT NO. 1 to STOCKHOLDER RIGHTS AGREEMENT
between
CORE MOLDING TECHNOLOGIES, INC.
and
AMERICAN STOCK TRANSFER & TRUST COMPANY,

LLC, as Rights Agent
This Amendment No. 1 (the “Amendment”), dated as of March 30, 2021 to the Stockholder Rights
Agreement (the “Rights Agreement”), dated as of April 21, 2020, between

Core Molding Technologies,
Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, a
New York

limited liability trust company, as rights agent (the “Rights Agent”), is being executed at the direction of the Company. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.
WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, and the Rights
Agent shall if the Company so directs, supplement or amend the Rights

Agreement prior to the
Distribution Date.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:
1.

Amendments

a.

Section 1(w) of the Rights Agreement is hereby deleted in its entirety and replaced with the
following:

“
Final Expiration Date ” shall mean 5:00 P.M., Columbus, Ohio time on March 31, 2021, unless the Rights are previously redeemed, exchanged or terminated.”

b.

All references to the date of “April 20, 2021” in Exhibit B (the Form of Rights

Certificate) and
Exhibit C (the Form of Summary of Rights to Purchase Preferred Stock)

to the Rights Agreement
shall hereby be changed to “March 31, 2021”.

2.
Remaining Terms.

Those portions of the Rights Agreement that are not expressly amended hereby
shall continue in full force and effect. Notwithstanding the foregoing, the Rights

Agent and the
Company acknowledge and agree that upon the Expiration Date the Rights

Agreement shall terminate
and be of no further force and effect.

3.
Counterparts. This Amendment may be executed in several counterparts,

each of which shall
constitute an original and all of which, when taken together, shall constitute one agreement. A signature to this Amendment transmitted electronically shall have the same authority, effect and
enforceability as an original signature.
[REMAINDER OF PAGE INTENTIONALLY

LEFT BLANK]

The parties hereto have caused this Amendment to be executed and delivered as of the date first
written above.

CORE MOLDING TECHNOLOGIES, INC.
By: /s/ John Zimmer
Name:

John P.

Zimmer
Title:

Executive Vice President, Chief
Financial Officer

AMERICAN STOCK TRANSFER &
TRUST COMPANY,

LLC
By: /s/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director

[Signature Page to Amendment to Rights Agreement]